Exhibit 99.1

Northfield Medical, Inc.

(a wholly owned subsidiary of Northfield Medical Holdings LLC as of December 31, 2020)

Financial Report

December 31, 2020

Northfield Medical, Inc.

KPMG LLP
4200 Wells Fargo Center 90 South Seventh Street
Minneapolis, MN 55402

Independent Auditors’ Report

Those Charged with Governance

Northfield Medical, Inc.:

We have audited the accompanying financial statements of Northfield Medical, Inc., which comprise the balance sheet as of December 31, 2020, and the related statements of operations, stockholder’s equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northfield Medical, Inc. as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

Minneapolis, Minnesota

March 19, 2021

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

Northfield Medical, Inc.

Balance Sheet

December 31, 2020

Assets
Current Assets
Cash and cash equivalents	$8,470,444
Accounts receivable (less allowance for doubtful accounts on trade of $214,000)
Trade	13,811,029
Unbilled	2,214,755
Inventory (Note 5)	5,405,848
Prepaid expenses and other current assets	436,757

Total current assets	30,338,833
Property and Equipment - Net (Note 6)	9,573,329
Goodwill (Note 7)	65,120,561
Intangible Assets - Net (Note 7)	18,007,095

Total assets	$123,039,818

Liabilities and Stockholder’s Equity
Current Liabilities
Accounts payable	$4,737,375
Long-term debt - Current (Note 9)	3,100,000
Capital lease obligation - Current (Note 14)	840,670
Related party note (Note 17)	20,517
Accrued and other current liabilities (Note 10)	12,628,619

Total current liabilities	21,327,181
Long-term Debt - Net of current portion (Note 9)	51,942,378
Capital Lease Obligation - Net of current portion (Note 14)	1,538,001

Total liabilities	74,807,560
Stockholder’s Equity	48,232,258

Total liabilities and stockholder’s equity	$123,039,818

See notes to the financial statements	2

Northfield Medical, Inc.

Statement of Operations

Year Ended December 31, 2020

Net Revenue	$111,145,109
Cost of Revenue	67,406,704

Gross Margin	43,738,405
Selling, General, and Administrative	43,736,472
Operating Income	1,933
Interest Expense (Note 9)	(4,566,992)

Loss - Before income taxes	(4,565,059)
Income Tax Expense (Note 12)	78,911

Net Loss	$(4,643,970)

See notes to the financial statements	3

Northfield Medical, Inc.

Statement of Stockholder’s Equity

Year Ended December 31, 2020

	Additional Paid- In Capital	Accumulated Deficit	Total
Balance — January 1, 2020	$76,671,162	$(28,068,462)	$48,602,700
Net loss	—	(4,643,970)	(4,643,970)
Incentive management fees (Note 16)	4,273,528	—	4,273,528

Balance - December 31, 2020	$80,944,690	$(32,712,432)	$48,232,258

See notes to the financial statements	4

Northfield Medical, Inc.

Statement of Cash Flows

Year Ended December 31, 2020

Cash Flows from Operating Activities
Net loss	$(4,643,970)
Adjustments to reconcile net loss to net cash and cash equivalents from operating activities:
Depreciation	4,951,536
Gain on disposal of equipment	(294,234)
Bad debt recovery	(75,423)
Amortization of debt issuance costs	503,793
Amortization of intangible assets	5,113,050
Incentive management fees	4,273,528
Changes in operating assets and liabilities that provided (used) cash and cash equivalents:
Accounts receivable	431,696
Inventory	(843,184)
Prepaid expenses and other assets	(74,733)
Accounts payable	(303,479)
Accrued and other liabilities	4,620,284

Net cash and cash equivalents provided by operating activities	13,658,864
Cash Flows from Investing Activities
Purchase of property and equipment	(2,672,471)
Proceeds from disposition of property and equipment	323,716
Payment for business acquisition	(2,811,014)

Net cash and cash equivalents used in investing activities	(5,159,769)
Cash Flows from Financing Activities
Proceeds from bank line of credit	6,250,000
Payments on bank line of credit	(8,250,000)
Payments on debt	(2,325,000)
Payments on capital leases	(843,016)

Net cash and cash equivalents used in financing activities	(5,168,016)

Net Increase in Cash and Cash Equivalents	3,331,079
Cash and Cash Equivalents - Beginning of year	5,139,365

Cash and Cash Equivalents - End of year	$8,470,444

Supplemental Cash Flow Information - Cash paid for
Interest	$4,062,454
Income taxes	97,911
Noncash Transactions
Investing and financing activity - Fixed assets acquired through capital leases	$863,008

See notes to the financial statements	5

Northfield Medical, Inc.

Notes to Financial Statements

December 31, 2020

Note 1 - Nature of Business

Northfield Medical, Inc. (the “Company”) was formed on October 26, 2010. The Company is an independent provider of medical device repair and maintenance services for hospitals and healthcare providers across the United States. In addition, the Company manages the sterilization and deployment of surgical instruments for certain hospitals.

Note 2 - Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared on the basis of generally accepted accounting principles (GAAP) in the United States of America.

Fair Value of Financial Instruments

Financial instruments consist of cash equivalents, accounts receivable, accounts payable, and debt. The carrying amount of all significant financial instruments approximates fair value due to either the short maturity or the existence of variable interest rates that approximate prevailing market rates.

Cash Equivalents

The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. The Company’s cash equivalents include credit card receivables due from banks.

Billed and Unbilled Accounts Receivable

Accounts receivable on the accompanying balance sheet include trade accounts receivable and unbilled accounts receivable. Trade accounts receivable are stated at net invoice amounts. An allowance for doubtful accounts is established based on a specific assessment of all invoices that remain unpaid following normal customer payment periods. In addition, a general valuation allowance is established for other accounts receivable based on historical loss experience. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. The allowance for doubtful accounts on receivable balances approximated $214,000 as of December 31, 2020.

Unbilled receivables represent amounts to be billed to customers for services provided, but not yet invoiced, as of December 31, 2020.

Inventory

Inventory consists primarily of repair parts and certified pre-owned equipment. Inventory is stated at the lower of cost or net realizable value, with cost determined on the first- in, first-out (FIFO) method, except for certain repair parts for which cost is determined on the average cost method.

Property and Equipment

Property and equipment acquired through a business combination are recorded at their estimated fair value on the date of acquisition. All other property and equipment are recorded at cost. Depreciation of property and equipment is calculated using the straight-line method over their estimated useful lives, except for leasehold improvements, which are depreciated over the lesser of their useful lives or the term of the lease. Costs of maintenance and repairs are charged to expense when incurred.

Goodwill

The recorded amounts of goodwill from prior business combinations are based on management’s best estimates of the fair values of assets acquired and liabilities assumed at the date of acquisition. Goodwill is not amortized, but rather is assessed at least on an annual basis for impairment. The Company completed a qualitative impairment analysis as of December 31, 2020.

Northfield Medical, Inc.

Notes to Financial Statements

December 31, 2020

Note 2 - Significant Accounting Policies (Continued)

No impairment charge was recognized during the year ended December 31, 2020.

Intangible Assets

Acquired intangible assets subject to amortization are stated at cost and are amortized using the sum of the years digits method over the estimated useful lives of the assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually.

Debt Issuance Costs

Debt issuance costs were incurred by the Company in connection with obtaining debt. These costs are recorded as a reduction in the recorded balance of the outstanding debt. The costs are amortized over the term of the related debt and reported as a component of interest expense.

Income Taxes

The Company is treated as a C corporation for federal income tax purposes. A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting.

Shipping and Handling Costs

Shipping and handling costs are recorded as costs of sales as they are incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Impact of Disease Outbreak

On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus a pandemic. First identified in late 2019 and now known as COVID 19, the outbreak has impacted thousands of individuals worldwide. In response, many countries have implemented measures to combat the outbreak that have impacted global business operations. As of the date of issuance of the financial statements, the Company’s operations have not been adversely impacted; however, the Company continues to monitor the situation. No impairments were recorded as of the balance sheet date, as the carrying amounts of the Company’s assets are expected to be recoverable.

Subsequent Events

The financial statements and related disclosures include evaluation of events up through and including March 19, 2021, which is the date the financial statements were available to be issued.

On October 28, 2020, Northfield Medical Holdings LLC entered into a Stock Purchase Agreement to sell 100 percent of the outstanding shares of the Company to Agiliti Health, Inc. As of December 31, 2020, the Company incurred professional fees totaling $2,785,364 in connection with sale of the Company. The sale closed on March 19, 2021. On the closing date, all of the Company’s outstanding debt was repaid.

Northfield Medical, Inc.

Notes to Financial Statements

December 31, 2020

Note 2 - Significant Accounting Policies (Continued)

Upcoming Accounting Changes

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company’s year ending December 31, 2022. The new standard will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the various facility leases that are currently classified as operating leases. The Company expects that noncurrent assets and lease liabilities will increase as a result of adoption of the new standard. The effect on the results of operations is not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326). The ASU includes changes to the accounting and measurement of financial assets, including the Company’s accounts receivable, by requiring the Company to recognize an allowance for all expected losses over the life of the financial asset at origination. This is different from the current practice where an allowance is not recognized until the losses are considered probable. The new guidance will be effective for the Company’s year ending December 31, 2021. Upon adoption, the ASU will be applied using a modified retrospective transition method to the beginning of the earliest period presented. Early adoption is permitted for fiscal years beginning after December 15, 2018. The impact of the new standard on the financial statements has not yet been determined.

Note 3 - Revenue Recognition

The Company provides medical device repair and maintenance services for hospitals and healthcare providers across the United States. In addition, the Company manages the sterilization and deployment of surgical instruments (instrument management) for certain hospitals and sells certified preowned equipment. For all of our contracts, where the transaction price includes amounts collected on behalf governmental authorities (e.g., sales taxes) these amounts are excluded from revenue. During 2020 the Company recognized revenue from contracts with customers as noted in the following table, which is presented based on these three aforementioned service lines:

Medical device repair and maintenance services:
Purchase order	$61,071,287
Service agreements	40,325,918
Instrument management	4,657,163
Certified preowned equipment	5,090,741

Total revenue from contracts with customers	$111,145,109

Medical Device Repair and Maintenance Services Revenue

This revenue is primarily derived from maintenance and repair of surgical instruments and scopes. Contracts for repairs and maintenance services are based on either (a) an individual purchase order or (b) a service agreement.

In the case of an individual purchase order repair, the Company’s performance obligations are satisfied at a point in time, typically when the repaired item is shipped or returned to the customer.

Northfield Medical, Inc.

Notes to Financial Statements

December 31, 2020

Note 3 - Revenue Recognition (Continued)

Our service agreements require us to stand ready to provide repair and maintenance services for a period of time. These contracts are recognized over time. The transaction price for these contracts may be fixed, or based upon a stated fee per device repaired or serviced during the period. For fixed price service agreements, the transaction price is recognized ratably over the service period. When the service agreements are based upon a stated fee per device repaired or serviced during the period, the fees are allocated to the distinct service period in which the fee is earned.

The Company has certain customer contracts that offer discounted pricing. In some cases, the discounts are based on group purchasing organization (GPO) contracts. Discounts are recorded based on contractual terms at the time that the contract is executed. Revenue is reduced for discounts, rebates, and other similar allowances in the same period that the related revenues is recorded.

Instrument Management

Instrument management revenue is derived from the sterilization and asset management of surgical instruments. Service agreements are entered with each customer, and they typically have a term of three years. The Company’s performance obligation is satisfied over time as the recurring service provides benefits to the customer simultaneously as trays are being managed (cleaning/sterilization after each hospital procedure) during the contract term. The transaction price for these contracts is based upon a stated fee per instrument sterilized during the period. These fees are allocated to the distinct service period in which the fee is earned.

Certified Preowned Equipment

Certified preowned equipment revenue is derived from the sale of refurbished medical devices, including flexible and rigid endoscopes. These contracts are primarily based on a customer purchase orders. The Company’s performance obligation is satisfied at a point in time when control of the equipment passes to the customer either when the equipment is shipped or when it is received by the customer.

Assets Recognized from the Costs to Obtain a Contract with a Customer

In 2020, as a practical expedient, the Company recognized the incremental costs of obtaining contracts as expenses when incurred if the amortization period of the assets that the Company otherwise would have recognized would have been one year or less. The amount expensed was $7,372,828 in 2020 and relates primarily to earned commissions. There are no costs incurred to obtain a contract with a customer whereby the amortization period would exceed one year.

Northfield Medical, Inc.

Notes to Financial Statements

December 31, 2020

Note 3 - Revenue Recognition (Continued)

Payment Terms

Customer payments are typically due within 30 days after an invoice is sent to the customer. Invoices for services performed over time are typically sent to customers on the first or last business day of each calendar month. Invoices for services at a point in time are typically sent to customers within three calendar days of performance and receipt of the customer purchase order. Resale invoices are typically sent within three calendar days after the equipment has been shipped. None of the Company’s contracts have a significant financing component.

Contract Balances and Accounts Receivable

At December 31, 2020, the balances of the Company’s receivables (including unbilled) and contract liabilities (deferred revenue) from contracts with customers were $16,025,784 and $2,064,778, respectively.

Contract Liabilities (Deferred Revenue)

Invoices to customers are based on billing schedules as established in contracts with customers. Deferred revenue is recorded when the aggregate amount of the invoices to a customer exceeds the performance delivered under the contract. Deferred revenue is recognized as revenue upon completion of the performance obligation, which generally occurs within one year.

Warranties

The Company provides a warranty related to the craftsmanship of the repairs that it performs. The Company does not sell warranties separately. At the time revenue is recognized, the Company estimates the cost of expected future warranty claims but does not exclude any amounts from revenue. The Company maintains appropriate accounts to reflect the effects of expected future warranty claims on the Company’s financial position and periodically adjusts those accounts to reflect its actual warranty claim experience. The warranty reserve is not significant to the financial statements.

Note 4 - Business Combinations

UMED, Inc., United Medical Sales LLC, and United Machine Works USA LLC

On December 11, 2020, Northfield Medical, Inc. acquired substantially all of the assets and assumed certain liabilities of UMED, Inc., United Medical Sales LLC, and United Machine Works USA LLC for $2,811,014 in cash. The primary reason for the acquisition was to expand the Company’s geographic presence.

The following table summarizes the acquisition date fair values of the assets acquired and (liabilities) assumed:

Accounts receivable	$302,395
Inventory	482,791
Property and equipment	101,580
Identifiable intangible asset - Customer base	702,754
Accrued expenses	(1,309)

Total identifiable net assets	1,588,211
Goodwill	1,222,803

Total	$2,811,014

The full amount of the acquired accounts receivable was expected to be collectible.

Northfield Medical, Inc.

Notes to Financial Statements

December 31, 2020

Note 4 - Business Combinations (Continued)

The goodwill of $1,222,803 was recognized for the excess of the purchase price over the fair value of the net assets acquired. Goodwill arising from the acquisition relates to management and operation expertise opportunities for business growth within the industry. The amount recorded for goodwill is expected to be deductible for income tax purposes. A deferred tax asset of $32,000 has been recorded on the opening balance sheet as a result of the difference between financial and tax reporting for acquisition-related costs. The Company has recorded a full valuation reserve for the amount, and, accordingly, the net deferred tax asset reflected in the table above is $0.

Acquisition-related costs, which include legal, consulting, and accounting, totaled $123,138 and have been including in operating expenses in the accompanying statement of operations for the year ended December 31, 2020.

Note 5 - Inventory

Inventory at December 31, 2020 consists of the following:

Repair parts	$4,267,337
Work in progress	202,614
Certified preowned equipment and repair-exchange inventory	935,897

Total	$5,405,848

Note 6 - Property and Equipment

Property and equipment at December 31, 2020 are summarized as follows:

	Amount	Depreciable Life - Years
Machinery and medical equipment	$13,462,625	1-5
Transportation equipment	9,251,684	5
Furniture and fixtures	573,494	5
Computer equipment and software	3,770,357	3
Leasehold improvements	2,493,445	1-5
Construction and software development in progress	149,104	—

Total	29,700,709
Accumulated depreciation	20,127,380

Net property and equipment	$9,573,329

Depreciation expense totaled $4,951,536 for the year ended December 31, 2020.

Note 7 - Acquired Intangible Assets and Goodwill

Intangible assets of the Company at December 31, 2020 are summarized as follows:

	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets:
Permits - 15 year useful life	$300,239	$195,155
Trade name - 7.5 year useful life	2,618,929	1,445,596
Patent - 20 year useful life	47,670	14,302
Customer base - 10 year useful life	35,311,540	18,616,230

Total amortized intangible assets	$38,278,378	$20,271,283

Northfield Medical, Inc.

Notes to Financial Statements

December 31, 2020

Note 7 - Acquired Intangible Assets and Goodwill (Continued)

Amortization expense for intangible assets totaled $5,113,050 for the year ended December 31, 2020.

Estimated amortization expense for the years ending December 31 is as follows:

Years Ending	Amount
2021	$4,611,572
2022	3,969,544
2023	3,327,516
2024	2,685,488
2025	1,750,127
Thereafter	1,662,848

Total	$18,007,095

In addition to the above intangible assets, the Company also has goodwill recorded of $65,120,561 as of December 31, 2020. The changes in the carrying amount of goodwill during the year are as follows:

Balance - December 31, 2019	$63,897,758
Current year activity - Goodwill recognized during 2020 (Note 4)	1,222,803

Balance - December 31, 2020	$65,120,561

Note 8 - Bank Line of Credit

At December 31, 2020, the Company had a credit agreement with a related party that is also a member of Northfield Medical Holdings LLC. The Company has access to a swing line and revolving note with combined maximum available borrowings of up to $10,000,000 (limited based on certain formulas). Interest on the line of credit accrues monthly at the adjusted Eurodollar rate plus an applicable margin. The Company did not have any outstanding borrowings on the line of credit at December 31, 2020.

The line of credit is collateralized by the capital stock and substantially all assets of the Company. The line of credit expires on June 30, 2022. The Company must maintain compliance with various financial and nonfinancial covenants. At December 31, 2020, the Company was in compliance with the covenants.

Note 9 - Long-term Debt

At December 31, 2020, the Company is party to a syndicated lending arrangement with a bank group, which includes the term notes mentioned in the table that follows and the line of credit, as mentioned in Note 8. A lender in the arrangement, which is also the administrative agent for the loans, is also considered a related party, as the lender is also a member of Northfield Medical Holdings LLC. This related party lender holds a 37.50 percent portion of the total available borrowings related to the line of credit and in the term notes.

The details of the term notes payable at December 31, 2020 are as follows:

Term note payable in quarterly installments of 0.625 percent of original aggregate principal through June 30, 2020 (1.25 percent of original aggregate principal thereafter) plus interest at an applicable margin above the Eurodollar rate (an effective rate of 5.75 percent at December 31, 2020) due on June 30, 2022, secured by the capital stock and substantially all assets of the Company	$40,500,000
Term note payable in quarterly installments of 0.625 percent of original aggregate principal through June 30, 2020 (1.25 percent of original aggregate principal thereafter) plus interest at an applicable margin above the Eurodollar rate (an effective rate of 5.75 percent at December 31, 2020) due on June 30, 2022, secured by the capital stock and substantially all assets of the Company	15,300,000

Northfield Medical, Inc.

Notes to Financial Statements

December 31, 2020

Note 9 - Long-term Debt (Continued)

Unamortized debt issuance costs	$(757,622)

Total	55,042,378
Less current portion	3,100,000

Long-term portion	$51,942,378

The balance of the above debt matures as follows:

Years Ending	Amount
2021	$3,100,000
2022	52,700,000
Unamortized debt discount	(757,622)

Total	$55,042,378

For the year ended December 31, 2020, interest expense, as presented on the statement of operations, includes amortization of debt issuance costs of $503,793, interest expense of $78,363 related to capital leases, and interest incurred on all loans outstanding of $3,984,836.

Under the agreements with the lenders, the Company is subject to various financial and nonfinancial covenants, including a total leverage ratio requirement. At December 31, 2020, the Company was in compliance with the various covenants. The Company is also subject to an excess cash flow provision. Under the terms of this provision, which is subject to a calculation to be performed on an annual basis, the Company may be required to make accelerated principal payments. No excess cash flow payment was required at December 31, 2020.

The carrying amounts of long-term debt approximate their fair values based upon current interest rates available for similar types of instruments.

Note 10 - Accrued Liabilities

Accrued and other current liabilities consist of the following:

Accrued compensation and payroll taxes	$4,462,308
Accrued fees to group purchasing organizations	1,363,534
Accrued interest	15,064
Accrued medical and dental benefits	421,518
Deferred revenue	2,064,778
Accrued management fees	41,667
Accrued property taxes	226,659
Accrued sales and use tax	678,380
Accrued transaction professional fees	1,924,561
Other accrued liabilities	1,430,150

Total	$12,628,619

Note 11 - Self-insurance

The Company has a self-insured medical and dental plan covering all eligible employees. The Company’s total exposure for the self-insured plan is limited to $125,000 per individual claim at December 31, 2020. Losses in excess of this limitation are covered by reinsurance. The amount expensed by the Company under the plan was approximately $3,105,369 during 2020. The Company has recorded an accrual of approximately $422,000 at December 31, 2020 for known claims and estimated claims incurred but not reported in accrued and other current liabilities on the balance sheet.

Northfield Medical, Inc.

Notes to Financial Statements

December 31, 2020

Note 12 - Income Taxes

The components of the federal and state income tax expense included in the statement of operations are all attributable to continuing operations and are detailed as follows for the year ended December 31:

2020
Deferred federal income tax expense	$383,920
Current state income tax expense	78,911
Deferred state income tax expense	20,000
Change in valuation reserve	(403,920)

Total income tax expense	$78,911

A reconciliation of the provision for federal and state income taxes to income taxes computed by applying the statutory United States federal rate to income before taxes is as follows for the year ended December 31:

2020
Income tax recovery - Computed at 21 percent of pretax loss for the years ended
December 31, 2020	$(958,662)
Effect of stock compensation nondeductible expense	897,400
Effect of nondeductible transaction cost expenses	140,000
Effect of other nondeductible expenses	37,800
Effect of state income taxes	78,140
Effect of change in valuation reserve	(115,696)
Effect of other adjustments and changes in estimates	(71)

Total provision for income taxes	$78,911

The details of the net deferred tax asset (liability) at December 31 are as follows:

2020
Reserves	$177,800
Compensation accruals	488,300
Net operating losses	8,301,000
Other	323,500
Intangibles and fixed assets	(4,061,800)
Valuation reserve	(5,228,800)

Total net deferred tax asset (liability)	$—

Deferred tax liabilities result principally from accelerated methods of depreciation used for tax purposes and differences in amortization of goodwill for book and tax purposes. Deferred tax assets result from recognition of expenses for financial reporting purposes that are not deductible for tax purposes until paid and net operating loss carryforwards.

Northfield Medical, Inc.

Notes to Financial Statements

December 31, 2020

Note 12 - Income Taxes (Continued)

Realization of deferred tax assets is dependent on generating sufficient taxable income prior to the expiration of loss carryforwards. The Company has federal loss carryforwards for tax purposes of approximately $32,700,000. Of this amount, $17,100,000 expires between 2032 and 2037, and $15,600,000 does not expire. The Company evaluated all positive and negative evidence based on the four sources of taxable income and has determined it is below more likely than not on the realizability of its deferred tax assets. Based on the Company’s history of accumulating net operating loss carryforwards for tax purposes, the Company has provided a valuation allowance of $5,229,000 on the deferred tax assets.

Utilization of U.S. net operating losses may be subject to annual limitations under IRC Sections 382. The annual limitations for tax years prior to 2020 have not yet been determined. If any annual limitations are determined when the analysis is performed, the deferred tax assets for the net operating losses would be reduced with an offsetting reduction in the valuation allowance.

The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law on March 27, 2020. Among others, the CARES Act delayed payment of employer payroll taxes, adjusted the depreciable life of qualified leasehold improvement property, and allowed for greater interest deductibility. We have reflected the impact of the CARES Act within our financial statements for the year ended December 31, 2020, and such impact was not material to our consolidated financial statements.

As of December 31, 2020 the Company had no unrecognized tax benefits. The Company will classify any future interest and penalties as a component of income tax expense if incurred. To date, there have been no interest or penalties charged.

The Company files income tax returns in federal, state, and local tax jurisdictions. With limited exceptions, the Company is no longer subject to federal and state examinations for the years before 2017.

Note 13 - Capital Stock

Common stock consists of 1,000 authorized shares of $0.001 par value stock. As of December 31, 2020, there were 200 shares issued and outstanding.

Note 14 - Capital Leases

At December 31, 2020, property under capital leases consists of fleet vehicles with a gross cost of $4,139,733. Accumulated depreciation on the property under capital leases was $1,761,061 at December 31, 2020. Depreciation expense on property under capital leases is included in depreciation expense disclosed in Note 6.

The future minimum lease payments under capital leases are as follows:

Years Ending December 31	Amount
2021	$891,897
2022	782,676
2023	531,221
2024	225,522
2025	46,452

Total	2,477,768
Less amount representing interest	99,097

Present value of net minimum lease payments	2,378,671
Less current obligations	840,670

Long-term obligations under capital leases	$1,538,001

Northfield Medical, Inc.

Notes to Financial Statements

December 31, 2020

Note 15 - Operating Leases

The Company is obligated under various operating leases, primarily for its leased premises. The leases expire at various dates through 2026. The leases require the Company to pay taxes, insurance, utilities, and maintenance costs. Rent expense under these leases totaled $1,295,667 for the year ended December 31, 2020. During the year ended December 31, 2020, three of the facilities were leased from individuals who are also minority members of Northfield Medical Holdings LLC and or employed by the Company. Total lease payments made to these related parties was $275,555. Future minimum lease payments to these related parties will be approximately $236,800 in 2021, $177,300 in 2022, and $101,900 in 2023.

Future minimum annual commitments under all operating leases are as follows:

Years Ending December 31	Amount
2021	$1,380,619
2022	1,294,268
2023	1,209,799
2024	926,677
2025	548,112
Thereafter	358,155

Total	$5,717,630

Note 16 - Management and Incentive Fees

Management Fees and Expense Reimbursements

For the year ended December 31, 2020, the Company paid $458,333 for management fees to a member of Northfield Medical Holdings LLC. The management agreement with the related entity requires quarterly payments of $125,000. The Company has accrued $41,667 related to the management fees at December 31, 2020 in other accrued liabilities. The Company also reimbursed this related party for expenses totaling $19,810 for the year ended December 31, 2020.

Incentive Management Fee

The incentive management fee represents an allocation of share-based compensation awards of Northfield Medical Holdings, LLC (Parent) granted to the Company’s employees which vest based on service-based criteria. The fee is based on an allocation of the unit value of Parent equity for units granted to employees of the Company. The total expense recognized under this arrangement was $4,273,528 for the year ended December 31, 2020.

Note 17 - Related Party Transactions

The following is a description of transactions, not already disclosed in another note, between the Company and related parties:

Note Receivable

The Company has a note receivable due from a member of Northfield Medical Holdings LLC (whom is a former executive) totaling $20,517 at December 31, 2020, related to the purchase of membership interests in Northfield Medical Holdings LLC. The note bears interest at 0.55 percent per annum and was payable at the earlier of a sale transaction or March 28, 2016. The note is secured by the member’s underlying equity interest. The related party note receivable is classified as a reduction of stockholder’s equity in additional paid-in capital.

Northfield Medical, Inc.

Notes to Financial Statements

December 31, 2020

Note 17 - Related Party Transactions (Continued)

Note Payable

The Company has an unsecured note payable to a member of Northfield Medical Holdings LLC totaling $20,517 at December 31, 2020. The note bears interest at 0.55 percent per annum. Interest expense for the years ended year ended December 31, 2020 was not significant. There were no payments made during the year ended year ended December 31, 2020.

Note 18 - Retirement Plan

The Company sponsors a 401(k) plan covering substantially all employees. The plan provides for the Company to make a required matching contribution. Contributions to the plan totaled $325,162 for the year ended December 31, 2020.